   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1998

                                      REGISTRATION STATEMENT NO. 333-52663

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            POINTCAST INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              7372                            77-0315081
    (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                                ---------------
                               501 MACARA AVENUE
                              SUNNYVALE, CA 94086
                                (408) 990-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                DAVID W. DORMAN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CHAIRMAN OF THE BOARD

                          POINTCAST INCORPORATED
                               501 MACARA AVENUE
                              SUNNYVALE, CA 94086
                                (408) 990-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
        LARRY W. SONSINI, ESQ.                 SCOTT C. DETTMER, ESQ.
        JUDITH M. O'BRIEN, ESQ.                 BENNETT L. YEE, ESQ.
       DONNA M. PETKANICS, ESQ.                JONATHAN J. NOBLE, ESQ.
        BRUCE M. MCNAMARA, ESQ.               GUNDERSON DETTMER STOUGH
   WILSON SONSINI GOODRICH & ROSATI     VILLENEUVE FRANKLIN & HACHIGIAN, LLP
       PROFESSIONAL CORPORATION                155 CONSTITUTION DRIVE
          650 PAGE MILL ROAD                    MENLO PARK, CA 94025
          PALO ALTO, CA 94304                      (650) 321-2400
            (650) 493-9300

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             EXPLANATORY NOTE

  This Amendment No. 1 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        AMOUNT
                                                                      TO BE PAID
                                                                      ----------
      SEC registration fee...........................................  $15,267
      NASD filing fee................................................    5,675
      Nasdaq National Market listing fee.............................        *
      Printing and shipping fees.....................................        *
      Legal fees and expenses........................................        *
      Accounting fees and expenses...................................        *
      Directors and officers liability insurance.....................        *
      Blue Sky qualification fees and expenses.......................        *
      Transfer agent and registrar fees..............................        *
      Miscellaneous fees.............................................        *
                                                                       -------
        Total........................................................  $     *
                                                                       =======

--------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                        EXHIBIT
      DOCUMENT                                                          NUMBER
      --------                                                          -------
      Form of Underwriting Agreement...................................   1.1
      Amended and Restated Certificate of Incorporation................   3.2
      Bylaws of Registrant.............................................   3.3
      Amended and Restated Investors' Rights Agreement.................   4.1
      Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers...............  10.1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Since March 31, 1995, the Registrant has issued and sold the following securities:

    1. Since March 31, 1995, the Registrant issued and sold 1,386,155 shares of Common Stock to directors, employees and consultants at prices ranging from $0.06 to $7.50 per share, upon exercise of stock options pursuant to the Registrant's 1994 Stock Plan and pursuant to Common Stock Purchase Agreements.

    2. On December 7, 1995, the Registrant issued and sold an aggregate of 2,449,634 shares of Series B Preferred Stock to a total of seven investors at $2.11 per share, for an aggregate purchase price of $5,169,578.08.

    3. On February 9, 1996, the Registrant issued and sold an aggregate of 971,038 shares of Series C Preferred Stock to a total of five investors at $3.00 per share, for an aggregate purchase price of $2,913,108.00.

    4. From July 19, 1996 to July 31, 1996, the Registrant issued and sold an aggregate of 2,540,356 shares of Series D Preferred Stock to a total of 14 investors at $14.25 per share, for an aggregate purchase price of $36,200,006.50.

    5. From September 12, 1997 to January 13, 1998, the Registrant issued and sold an aggregate of 1,533,607 shares of Series E Preferred Stock to a total of nine investors at $14.25 per share, for an aggregate purchase price of $21,853,838.00.

    6. On July 31, 1995, the Registrant granted warrants to purchase an aggregate of 26,280 shares of Series B Preferred Stock to one investor at $2.1104 per share.

    7. On December 10, 1996, the Registrant granted a warrant to purchase an aggregate of 701,756 shares of Series D Preferred Stock to two investors at $14.25 per share.

    8. On December 11, 1997, the Registrant granted warrants to purchase an aggregate of 208,334 shares of Common Stock to two investors at $7.50 per share.

  The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


 EXHIBIT NO. DESCRIPTION
 ----------- -----------
    1.1*     Form of Underwriting Agreement.
    3.1      Certificate of Incorporation of Registrant.
    3.2*     Amended and Restated Certificate of Incorporation.
    3.3*     Bylaws of Registrant.
    4.1      Amended and Restated Investors' Rights Agreement dated September
             12, 1997.
    5.1*     Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
   10.1**    Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
   10.2      Stock Option Agreement with Philip J. Koen dated as of May 28,
             1997.
   10.3**    1994 Stock Plan and related agreements, as amended.
   10.4**    1998 Employee Stock Purchase Plan and related agreements.
   10.5***   1998 Director Option Plan and related agreements.
   10.6      PointCast Japan, L.L.C. Limited Liability Company Agreement by and
             between the Registrant and TransCosmos, Incorporated dated as of
             May 30, 1997.
   10.7      Assignment of Commercial Exploitation Rights Agreement by and
             among the Registrant, TransCosmos, Incorporated and PointCast
             Japan, L.L.C. effective as of May 30, 1997.
   10.8      Assignment of Commercial Exploitation Rights by and between
             PointCast Japan, L.L.C. and PointCast K.K. effective as of July
             25, 1997.
   10.9      Commercial Exploitation Rights Agreement by and between
             TransCosmos, Incorporated and the Registrant effective as of May
             30, 1997.
   10.10+    Administrative Services and Management Agreement by and between
             PointCast K.K. and TransCosmos, Incorporated dated as of July 25,
             1997.
   10.11+    Sub-License of Technology and Trademark Rights by and between
             PointCast Japan, L.L.C. and PointCast K.K. effective as of July
             25, 1997.

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
   10.12+    Maintenance and Support Agreement by and between the Registrant and PointCast K.K. dated as of July 25, 1997.
   10.13     Technology and Trademark License Agreement by and between the
             Registrant and PointCast Japan, L.L.C. effective as of May 30,
             1997.
   10.14**   Employment Agreement by and between the Registrant and David
             Dorman dated as of November 1, 1997 and related agreements.
   10.15**   Lease Agreement by and between John Arrillaga, Trustee, UTA dated
             7/20/77 as amended, and Richard T. Peery, Trustee, UTA dated
             7/20/77 as amended, and the Registrant dated as of January 22,
             1997.
   10.16**   Sublease by and between the Registrant and Internet Shopping
             Network, Inc. dated as of August 29, 1997.
   10.17**   Lease Agreement by and between John Arrillaga, Trustee, UTA dated
             7/20/77 as amended, and Richard T. Peery, Trustee, UTA dated
             7/30/77 as amended, and the Registrant dated as of May 21, 1996, and the amendment thereto.
   10.18+    Services Agreement by and between Electronic Data Systems
             Corporation and the Registrant dated as of December 19, 1996.
   10.19**   Part-Time Employment and Non-Competition Agreement by and between the Registrant and Christopher R. Hassett.
   10.20**   Part-Time Employment and Non-Competition Agreement by and between the Registrant and Gregory P. Hassett.
   10.21     Preferred Stock Purchase Warrant granted to Lighthouse Capital
             Partners, L.P. dated as of August 10, 1995.
   10.22     Common Stock Purchase Warrant granted to Benchmark Capital
             Partners, L.P. dated as of December 11, 1997.
   10.23     Common Stock Purchase Warrant granted to Benchmark Founders' Fund,
             L.P. dated as of December 11, 1997.
   10.24     Series D Preferred Stock Purchase Warrant granted to Cable News
             Network, Inc. dated as of December 10, 1996.
   10.25     Series D Preferred Stock Purchase Warrant granted to Time Inc. New
             Media dated as of December 10, 1996.
   10.26     Loan and Security Agreement by and between MetLife Capital
             Corporation and the Registrant dated as of November 18, 1997.
   10.27     Revolving Credit Loan & Security Agreement by and between Comerica
             Bank-California and the Registrant dated as of August 4, 1997.
   16.1**    Letter of Arthur Andersen LLP, Independent Auditors.
   21.1**    Subsidiaries.
   23.1*     Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit
             5.1).
   23.2**    Consent of Price Waterhouse LLP, Independent Accountants.
   24.1**    Power of Attorney.
   27.1**    Financial Data Schedule.

--------
  * To be filed by amendment.

 ** Previously filed.

*** Corrected version of previously filed document.

  + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.

(b) Financial Statement Schedule

      Schedule II--Valuation and Qualifying Accounts........................ S-1

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws, the Registrant's indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 20th day of May 1998.

                                          PointCast Incorporated

                                                          *
                                          By: _________________________________
                                                     DAVID W. DORMAN,
                                               President and Chief Executive
                                                          Officer


  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
               *                       Chairman of the           May 20, 1998
-------------------------------------   Board, President
        (DAVID W. DORMAN)               and Chief Executive
                                        Officer (Principal
                                        Executive Officer)

         /s/ Philip J. Koen            Senior Vice
-------------------------------------   President, Finance       May 20, 1998
          (PHILIP J. KOEN)              and Chief Financial
                                        Officer (Principal
                                        Financial and
                                        Accounting Officer)

               *                       Director                  May 20, 1998
-------------------------------------
       (SANFORD R. CLIMAN)

               *                       Director                  May 20, 1998
-------------------------------------
        (JONATHAN FEIBER)


               *                       Director                  May 20, 1998
-------------------------------------
        (CHARLES GESCHKE)

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----

               *                   Director                May 20, 1998
-------------------------------
       (KEVIN R. HARVEY)

               *                   Director                May 20, 1998
-------------------------------
      (GREGORY P. HASSETT)

               *                   Director                May 20, 1998
-------------------------------
         (STEVEN HEYER)

               *                   Director                May 20, 1998
-------------------------------
      (ANDREW S. RACHLEFF)

       /s/ Philip J. Koen
*By: __________________________
         PHILIP J. KOEN
        Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
    1.1*     Form of Underwriting Agreement.
    3.1      Certificate of Incorporation of Registrant.
    3.2*     Amended and Restated Certificate of Incorporation.
    3.3*     Bylaws of Registrant.
    4.1      Amended and Restated Investors' Rights Agreement dated September
             12, 1997.
    5.1*     Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
   10.1**    Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
   10.2      Stock Option Agreement with Philip J. Koen dated as of May 28,
             1997.
   10.3**    1994 Stock Plan and related agreements, as amended.
   10.4**    1998 Employee Stock Purchase Plan and related agreements.
   10.5***   1998 Director Option Plan and related agreements.
   10.6      PointCast Japan, L.L.C. Limited Liability Company Agreement by and
             between the Registrant and TransCosmos, Incorporated dated as of
             May 30, 1997.
   10.7      Assignment of Commercial Exploitation Rights Agreement by and
             among the Registrant, TransCosmos, Incorporated and PointCast
             Japan, L.L.C. effective as of May 30, 1997.
   10.8      Assignment of Commercial Exploitation Rights by and between
             PointCast Japan, L.L.C. and PointCast K.K. effective as of July
             25, 1997.
   10.9      Commercial Exploitation Rights Agreement by and between
             TransCosmos, Incorporated and the Registrant effective as of May
             30, 1997.
   10.10+    Administrative Services and Management Agreement by and between
             PointCast K.K. and TransCosmos, Incorporated dated as of July 25,
             1997.
   10.11+    Sub-License of Technology and Trademark Rights by and between
             PointCast Japan, L.L.C. and PointCast K.K. effective as of July
             25, 1997.
   10.12+    Maintenance and Support Agreement by and between the Registrant and PointCast K.K. dated as of July 25, 1997.
   10.13     Technology and Trademark License Agreement by and between the
             Registrant and PointCast Japan, L.L.C. effective as of May 30,
             1997.
   10.14**   Employment Agreement by and between the Registrant and David
             Dorman dated as of November 1, 1997 and related agreements.
   10.15**   Lease Agreement by and between John Arrillaga, Trustee, UTA dated
             7/20/77 as amended, and Richard T. Peery, Trustee, UTA dated
             7/20/77 as amended, and the Registrant dated as of January 22,
             1997.
   10.16**   Sublease by and between the Registrant and Internet Shopping
             Network, Inc. dated as of August 29, 1997.
   10.17**   Lease Agreement by and between John Arrillaga, Trustee, UTA dated
             7/20/77 as amended, and Richard T. Peery, Trustee, UTA dated
             7/30/77 as amended, and the Registrant dated as of May 21, 1996, and the amendment thereto.
   10.18+    Services Agreement by and between Electronic Data Systems
             Corporation and the Registrant dated as of December 19, 1996.
   10.19**   Part-Time Employment and Non-Competition Agreement by and between the Registrant and Christopher R. Hassett.

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
   10.20**   Part-Time Employment and Non-Competition Agreement by and between the Registrant and Gregory P. Hassett.
   10.21     Preferred Stock Purchase Warrant granted to Lighthouse Capital
             Partners, L.P. dated as of August 10, 1995.
   10.22     Common Stock Purchase Warrant granted to Benchmark Capital
             Partners, L.P. dated as of December 11, 1997.
   10.23     Common Stock Purchase Warrant granted to Benchmark Founders' Fund,
             L.P. dated as of December 11, 1997.
   10.24     Series D Preferred Stock Purchase Warrant granted to Cable News
             Network, Inc. dated as of December 10, 1996.
   10.25     Series D Preferred Stock Purchase Warrant granted to Time Inc. New
             Media dated as of December 10, 1996.
   10.26     Loan and Security Agreement by and between MetLife Capital
             Corporation and the Registrant dated as of November 18, 1997.
   10.27     Revolving Credit Loan & Security Agreement by and between Comerica
             Bank-California and the Registrant dated as of August 4, 1997.
   16.1**    Letter of Arthur Andersen LLP, Independent Auditors.
   21.1**    Subsidiaries.
   23.1*     Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit
             5.1).
   23.2**    Consent of Price Waterhouse LLP, Independent Accountants.
   24.1**    Power of Attorney.
   27.1**    Financial Data Schedule.

--------

  * To be filed by amendment.

 ** Previously filed.

*** Corrected version of previously filed document.

  + Confidential treatment has been requested for certain portions which have been blacked out in the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission pursuant to the application for confidential treatment.